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                                   EXHIBIT 11
                             TO REPORT ON FORM 10-Q
                      FOR THE PERIOD ENDED JUNE 28, 1996
                     FIRST OF MICHIGAN CAPITAL CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                       FOR THE THREE MONTHS ENDED

                                                        JUNE 28, 1996                            JUNE 30, 1995
                                                        -------------                            -------------
                                                PRIMARY           FULLY DILUTED          PRIMARY             FULLY DILUTED
                                                -------           -------------          -------             -------------
Weighted average shares
outstanding:
     Common shares                             2,638,092             2,638,092          2,810,917            2,810,917
     Dilutive shares available
           under stock option plans                  567                (6,492)            13,404               13,033

Weighted average common shares
and common stock equivalents
                                           --------------         -------------     -------------         -------------
outstanding                                    2,638,659             2,631,600          2,824,321            2,823,950
                                           ==============         =============     =============         =============

Net earnings applicable to
common shares                             $    1,006,022         $   1,006,022     $    (229,376)       $     (229,376)
                                           ==============         =============     =============         =============

Earnings per share                        $          .38         $         .38     $        (.08)       $         (.08)
                                           ==============         =============     =============         =============



                                                                       FOR THE THREE MONTHS ENDED

                                                        JUNE 28, 1996                            JUNE 30, 1995
                                                        -------------                            -------------
                                                PRIMARY           FULLY DILUTED          PRIMARY             FULLY DILUTED
                                                -------           -------------          -------             -------------
Weighted average shares
outstanding:
     Common shares                             2,683,487             2,683,487         2,836,585             2,836,585
     Dilutive shares available
           under stock option plans                1,668               (52,885)           31,386                30,450
Weighted average common shares
and common stock equivalents
                                           --------------         -------------     -------------         -------------
outstanding                                    2,685,155             2,630,602         2,867,971             2,867,035
                                           ==============         =============     =============         =============
Net earnings applicable to
common shares                             $    1,038,302         $   1,038,302     $      98,577         $      98,577
                                           ==============         =============     =============         =============

Earnings per share                        $          .39         $         .39     $         .03         $         .03
                                           ==============         =============     =============         =============